                                                             EXHIBIT NO. 99.9(b)

                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 25 to the Registration Statement (the "Registration Statement") of MFS(R) Series Trust VIII (the "Trust") (File Nos. 33-37972 and 811-5262), of my opinion dated October 10, 2001, appearing in Post-Effective Amendment No. 18 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on October 12, 2001.


                                         JAMES R. BORDEWICK, JR.
                                         ---------------------------------------
                                         James R. Bordewick, Jr.
                                         Assistant Clerk and Assistant Secretary

Boston, Massachusetts
March 28, 2005